    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 11, 2000
                                                  REGISTRATION NO. 333-________

===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                         -------------------------------
                                    FORM S-8

                             REGISTRATION STATEMENT

                        UNDER THE SECURITIES ACT OF 1933

                         -------------------------------
                                WEBMETHODS, INC.
             (Exact Name of Registrant as Specified in its Charter)

Delaware                                               54-1807654
                                                       ----------
(State or Other Jurisdiction of                        (I.R.S. Employer
Incorporation or Organization)                         Identification Number)

                         -------------------------------

                             3877 FAIRFAX RIDGE ROAD
                                  FOURTH FLOOR
                             FAIRFAX, VIRGINIA 22030
                                 (703) 460-2500
                    (Address of Principal Executive Offices)

                                STOCK OPTION PLAN
                          EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the Plans)

                               MR. PHILLIP MERRICK
                       PRESIDENT, CHIEF EXECUTIVE OFFICER
                            AND CHAIRMAN OF THE BOARD
                                WEBMETHODS, INC.
                             3877 FAIRFAX RIDGE ROAD
                                  FOURTH FLOOR
                             FAIRFAX, VIRGINIA 22030
                     (Name and Address of agent for service)

                                 (703) 460-2500
          (Telephone number, including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE

----------------------- ------------------ --------------------- ------------------------ ----------------------
                                             PROPOSED MAXIMUM       PROPOSED MAXIMUM
 TITLE OF SECURITIES    NUMBER OF SHARES    OFFERING PRICE PER     AGGREGATE OFFERING           AMOUNT OF
   TO BE REGISTERED     TO BE REGISTERED          SHARE                   PRICE             REGISTRATION FEE
----------------------- ------------------ --------------------- ------------------------ ----------------------
Common Stock $.01 par
value                     11,479,485            $35.00(1)               $401,781,975            $106,070
----------------------- ------------------ --------------------- ------------------------ ----------------------


(1) Estimated solely for the purpose of calculating the registration fee, and based upon the initial public offering price per share of the Registrant's Common Stock on the Nasdaq National Market in accordance with Rule 457(h) of the Securities Act of 1933, as amended.

================================================================================

PART I.

PART I.  INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


         The information required by Part I is included in documents sent or given to participants in the Stock Option Plan and the Employee Stock Purchase Plan of webMethods, Inc., a Delaware corporation (the "Registrant"), pursuant to Rule 428(b) (1) under the Securities Act of 1933, as amended (the "Securities Act").

PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The Registrant is subject to the informational and reporting requirements of Sections 13(a), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission. The following documents, which are on file with the Securities and Exchange Commission, are incorporated in this Registration Statement by reference:

                 (a) The Registrant's latest prospectus filed pursuant to Rule 424(b) under the Securities Act, that contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed;

                 (b) All other reports filed pursuant to Section 13 (a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the-document referred to in (a) above.

                 (c) The description of the common stock of the Registrant, $.0l par value per share (the "Common Stock"), which is contained in a registration statement filed under the Exchange Act on February 9, 2000, including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all shares offered hereby have been sold or which deregisters all shares then remaining unsold, shall be deemed to be incorporated in this Registration Statement by reference and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

         ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.


         ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not Applicable.


         ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law permits a corporation to include in its charter documents, and in agreements between the corporation and its directors and officers, provisions expanding the scope of indemnification beyond that specifically provided by the current law.

         Article Seven of the Registrant's Fifth Amended and Restated Certificate of Incorporation provides for the indemnification of directors to the fullest extent permissible under Delaware law.

         Article Six of the Registrant's Amended and Restated Bylaws provides for the indemnification of officers, directors and third parties acting on behalf of the Registrant if such person acted in good faith and in a manner reasonably believed to be in and not opposed to the best interest of the Registrant, and, with respect to any criminal action or proceeding, the indemnified party had no reason to believe his or her conduct was unlawful.

         In addition to indemnification provided for in the Registrant's Amended and Restated Bylaws, the Registrant has entered into indemnification agreements with its directors and executive officers. The Registrant intends to enter into indemnification agreements with any new directors and executive officers in the future.

         ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.


         ITEM 8.  EXHIBITS.

         The Exhibit Index immediately preceding the exhibits is attached hereto and incorporated herein by reference.

         ITEM 9.  UNDERTAKINGS.

         1.       The Registrant hereby undertakes:

                 (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                 (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         2. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Fairfax, Virginia on the 10 day of February, 2000.

                                 webMethods, Inc.

                                 By:   /s/ Phillip Merrick
                                     ----------------------------
                                 Phillip Merrick
                                 President and Chief Executive Officer

                                POWER OF ATTORNEY

         We, the undersigned officers and directors of webMethods, Inc. hereby severally constitute Phillip Merrick and Mary Dridi, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable webMethods, Inc. to comply with all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURE                                         TITLE                                   DATE
/s/ Phillip Merrick
--------------------------                        Chief Executive Officer,                February 10, 2000
Phillip Merrick                                   President and Chairman of the Board
                                                  (Principal Executive Officer)


/s/ Mary Dridi
--------------------------                        Chief Financial Officer and             February 10, 2000
Mary Dridi                                        Treasurer (Principal Financial and
                                                  Accounting Officer)


/s/ Robert E. Cook                                Director                                February 10, 2000
--------------------------
Robert E. Cook

/s/ Chase Bailey                                  Director                                February 10, 2000
--------------------------
Chase Bailey

/s/ Gene Riechers                                 Director                                February 10, 2000
--------------------------
Gene Riechers

/s/ Jack L. Lewis                                 Director                                February 10, 2000
--------------------------
Jack L. Lewis

/s/ Michael J. Levinthal                          Director                                February 10, 2000
--------------------------
Michael J. Levinthal

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

/s/ Robert T. Vasan                               Director                                February 10, 2000
--------------------------
Robert T. Vasan


                                                  Director
--------------------------
Dennis H. Jones


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


                                  EXHIBIT INDEX

Exhibit
Number                Description
--------              -----------
4.1*                  Fifth Amended and Restated Certificate of Incorporation of the Registrant

4.2*                  Amended and Restated By-Laws of the Registrant

5.1                   Form of Opinion of Shaw Pittman, counsel to the Registrant

23.1                  Consent of Shaw Pittman, counsel to the Registrant (included in Exhibit 5.1)

23.2                  Consent of PricewaterhouseCoopers LLP

24.1                  Power of Attorney (included on the signature page of this Registration Statement)

* Incorporated by reference herein from Exhibits to the Registrant's Registration Statement on Form S-1 (File No. 333-91309) as declared effective by the Commission on February 10, 2000.

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